As Filed with the Securities and Exchange Commission on August 31, 1998
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            INDUSTRIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


           TEXAS                                    76-0289495
(State or other jurisdiction of         (I.R.S.oEmployer Identification No.)
 incorporation or organization)

                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054
                                 (713) 747-1025
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  INDUSTRIAL HOLDINGS, INC. 1998 INCENTIVE PLAN
                              (Full Title of Plans)

                                 ROBERT E. CONE
                            INDUSTRIAL HOLDINGS, INC.
                                  7135 ARDMORE
                              HOUSTON, TEXAS 77054
                                 (713) 747-1025
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    COPY TO:
                                 Robert G. Reedy
                             PORTER & HEDGES, L.L.P.
                            700 Louisiana, Suite 3500
                              Houston, Texas 77002
                                 (713) 226-0600

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
                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                PROPOSED MAXIMUM         PROPOSED
         TITLE OF              AMOUNT TO BE         OFFERING        MAXIMUM AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED      PRICE PER SHARE       OFFERING PRICE    REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01    1,638,336           $10.88             $17,825,096            $5,259
============================================================================================================

(1) Pursuant to Rule 457(c), the registration fee is calculated based on the average of the high and low sale prices for the Common Stock, as reported by the Nasdaq Stock Market's National Market on August 28, 1998.


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
                                    Part I
             Information Required in the Section 10(a) Prospectus

ITEM 1.  PLAN INFORMATION

      The information required pursuant to this Item will be included in the prospectus provided to participants in the 1998 Incentive Plan (the "Plan").

ITEM 2.  REGISTRANT INFORMATION

      The written statement required to be provided to Plan participants pursuant to this Item is set forth in the prospectus referenced in Item 1 above.

      The Company will provide, without charge and on oral or written request, to each person to whom this Registration Statement is delivered, a copy of any or all of the documents incorporated by reference in this Registration Statement other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Registration Statement incorporates. In addition, a copy of the Company's most recent annual report to shareholders will be promptly furnished, without charge and on oral or written request, to such persons. All such requests should be directed to Industrial Holdings, Inc., 7135 Ardmore, Houston, Texas 77054, Attention: Deborah Bonefas, telephone number (713) 747-1025.


                                    Part II

              Information Required in the Registration Statement

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents are hereby incorporated by reference in this
Prospectus:

       (1) The Company's Registration Statement on Form 8-A as amended, that contains the description of Common Stock;

       (2) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

       (3) the Company's Proxy Statement dated May 1, 1998 regarding its Annual Stockholder's Meeting to be held on June 10, 1998;

       (4) the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 1998 and June 30, 1998;

       (5) the Company's Current Report on Form 8-K dated January 19, 1998 and as amended;


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       (6)  the Company's Current Report on Form 8-K dated February 9, 1998 and as amended;

       (7)  the Company's Current Report on Form 8-K dated March 30, 1998;

       (8)  the Company's Current Report on Form 8-K dated March 31, 1998;

       (9) the Company's Current Report on Form 8-K dated April 3, 1998 and as amended;

       (10) the Company's Current Report on Form 8-K dated June 30, 1998;

       (11) the Company's Current Report on Form 8-K dated July 1, 1998;

       (12) the Company's Current Report on Form 8-K dated August 14, 1998; and

       (13) the Company's Current Report on Form 8-K dated August 17, 1998.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") after the date of this Registration Statement and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all remaining securities, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement or to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces such statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND CONSENT.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Article 2.02 of the Texas Business Corporation Act (the "TBCA") provides that a Texas corporation shall have the power to indemnify directors, officers, employees and agents and to purchase and maintain liability insurance for those persons. Article 2.02-1 of the TBCA empowers the Company to indemnify any director or officer for expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in the defense of any action, suit or proceeding in which such director or officer is a party by reason of his position. In no event

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however, shall a director or officer be entitled to indemnification in any action, suit, or proceeding in which such director shall have been found not to have acted in good faith and in the reasonable belief that his conduct as such director was in the Company's best interests; and, in the case of an officer of the Company, that such officer did not act in good faith and in the reasonable belief that his conduct was at least not opposed to the Company's best interests; and in the case of any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful. Moreover, no director shall be indemnified for any obligations arising from any action, suit, or proceeding in which (i) such director is found liable on the basis that personal profit was improperly received by him, whether or not the action resulted from an action taken in his official capacity, or (ii) such director is found liable to the Company.

       The Company's Amended and Restated Bylaws ("Bylaws") provide that the Company shall indemnify each director or former director and each officer or former officer of the Company and each person who is or who may have served at its request as a director or officer of another corporation in which it owned shares of stock or of which it is a creditor, or as a partner, venturer, proprietor, trustee, employee, agent or similar functionary of another partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against judgments, settlements, penalties and reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with any claim made against him or any action, suit, or proceeding in which he is or is threatened to be made a named defendant or respondent by reason of his being or having been such director or officer.

       The Company shall indemnify such director or officer to the greatest extent permitted by law for reasonable expenses incurred in connection with any action, suit, or proceeding in which such director or officer has been wholly successful in the defense of the proceeding, on the merits or otherwise, except that if such action, suit, or proceeding was brought by or on behalf of the Company, indemnification shall be limited to reasonable expenses actually incurred by such director or officer with respect to such proceeding; provided, however, that such indemnity shall be conditioned on the prior determination by a majority of the Board of Directors or a committee thereof who are not named defendants or respondents in such action, suit, or proceeding, or special legal counsel appointed thereby, or, solely in the event the Board of Directors is not able to act and unable to select special legal counsel, by vote of those shareholders who are not also directors named as defendant or respondent in such action, suit, or proceeding, that such director or officer has acted in good faith and in the reasonable belief as to the best interests of the Company.

       If any pending, threatened, or completed proceeding is settled, amounts paid as indemnification of the settlement shall not exceed costs, fees and expenses that would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. The determination by the Board of Directors, or by independent counsel, and the payment of amounts by the Company on the basis thereof, shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings. Neither shall a determination by the Board of Directors, a committee thereof, or special legal counsel appointed thereby, that indemnification is not permissible, prevent a director or officer from challenging such determination by appropriate legal proceedings. Reasonable expenses of a director or officer who was, is, or is threatened to be made a named defendant or respondent in any proceeding shall be paid in advance before any final disposition following appropriate written request to the Company.

       The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability.

       The foregoing rights and indemnification shall be construed in accordance with the laws of the State of Texas presently in force and as hereinafter amended. In all events, the Company's Bylaws shall be deemed to grant the Company's directors and officers the maximum protection consistent with law and shall be deemed amended from time to time to reflect any changes in such law. The foregoing shall not be exclusive of any private contractual right of indemnification, nor shall it limit the same; provided, however, such contractual agreement shall not be inconsistent with the TBCA presently in force or hereafter enacted.

       The Company's Articles of Incorporation, as amended, contain provisions eliminating or limiting the liability of a director for an act or omission in his capacity as director; however, those provisions do not eliminate or limit the liability of a director for: (i) a breach of a director's duty of loyalty to the Company or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission from which the liability of a director is expressly provided for by statute; or (v) an act related to an unlawful stock repurchase or payment of a dividend.

ITEM 8. EXHIBITS.


 EXHIBIT  DESCRIPTION
   4.2 The Company's 1998 Incentive Plan is in incorporated herein by reference to the Company's Proxy Statement dated May 1, 1998.
   5      Opinion of Porter & Hedges, L.L.P.
  24.1    Consent of Deloitte & Touche LLP
  24.2    Consent of PricewaterhouseCoopers LLP
  24.3    Consent of Kuhl & Schulz, P.C.


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
  24.4    Consent of Porter & Hedges, L.L.P. (included in its opinion filed in
          Exhibit 5 hereto). Power of Attorney (included as part of the signature page of this Registration
  25.1    Statement)

ITEM 9. UNDERTAKINGS

       (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided however, that paragraph (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commisison by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

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
        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 31, 1998.

                                    INDUSTRIAL HOLDINGS, INC.

                                    By: /s/ CHISTINE A. SMITH
                                            Christine A. Smith,
                                            Vice President and Chief
                                             Financial Officer

      We, the undersigned directors and officers of the Company do hereby constitute and appoint Robert E. Cone and Christine A. Smith, and each of them singly, our true and lawful attorney and agent, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically, without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do hereby ratify and confirm all that said attorneys and agents or any of them, shall do or cause to be done by virtue hereof..

      Pursuant to the requirements of the Securities Act of 1933, this to its Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on August 31, 1998.


        SIGNATURE                             TITLE
       -----------                           -------
/s/ ROBERT E. CONE              Director, Chairman of the Board of Directors,
    Robert E. Cone              President and Chief Executive Officer
                                (Principal Executive Officer)

/s/ CHRISTINE A. SMITH          Vice President and Chief Financial Officer
    Christine A. Smith          (Principal Accounting Officer and Principal
                                Financial Officer)

/s/ BARBARA S. SHULER           Director, Secretary
    Barbara S. Shuler

/s/ CHARLES J. ANDERSON         Director
    Charles J. Anderson

/s/ JAMES H. BROCK, JR.         Director
    James H. Brock, Jr.

/s/ JAMES W. KENNEY             Director
    James W. Kenney

/s/ JOHN P. MADDEN              Director
    John P. Madden

/s/ JOHN L. THOMPSON            Director
    John L. Thompson

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